    As filed with the Securities and Exchange Commission on December 30, 1999
                            SEC Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                       PAYSTAR COMMUNICATIONS CORPORATION
                 (Name of small business issuer in its charter)


NEVADA                             481                     86-0885565
(State or other        (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of           Classification Number)           Identification No.)
incorporation or
organization)

               1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CA 95240
                            Telephone (209) 339-0484
          (Address and Telephone Number of Principal Executive Offices)


               1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CA 95240
                    (Address of Principal Place of Business)

            JEFF MCKAY, PRESIDENT, PAYSTAR COMMUNICATIONS CORPORATION
       1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CA 95240; (209) 339-0484
            (Name, Address and Telephone number of agent for service)

                           Copies to:

                           Ronald N. Vance, Esq.
                           57 West 200 South, Suite 310
                           Salt Lake City, UT 84101
                           (801) 359-9300
                           (801) 359-9310 - FAX

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Title of Each                             Proposed          Proposed
Class of                                  Maximum           Maximum
Securities               Amount           Offering          Aggregate        Amount of
to be                    to be            Price             Offering         Registration
Registered               Registered       Per Unit(1)       Price(1)         Fee
---------------------------------------------------------------------------------------------------
Series A Preferred       5,500,000        $ 2.00            $ 11,000,000     $ 3,058
Stock, $.001
par value

Common Stock,            15,000           $ 2.50(2)         $ 37,500         $ 11
$.001 par                                                                    ----
value

                 TOTAL                                                       $ 3,069
                                                                             =======

---------------------------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

         (2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457. This amount is based upon the average of the bid and asked prices ($2.50) of the common stock of the Registrant as of December 20, 1999.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                 SUBJECT TO COMPLETION, DATED DECEMBER 30, 1999

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       PAYSTAR COMMUNICATIONS CORPORATION

                       5,500,000 Shares of Preferred Stock
                                 $2.00 Per Share

         We are offering for sale shares of our series A convertible cumulative $2.00 preferred stock. This offering of our preferred shares is not underwritten. Our officers and directors will offer and sell the preferred shares without remuneration to them. The minimum number of preferred shares a person must purchase is 1,000. An indeterminate number of the shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, Inc., and who will be paid a 10% commission on sales they make. The offering will end not later than one hundred eighty days following the date of this prospectus.

         We are escrowing proceeds from sales of the shares at Community Bank of San Joaquin, Stockton, California, until the sale of the minimum number of preferred shares is achieved. If the minimum of $3,000,000 in proceeds is not received within ninety days from the date of this prospectus, which period may be extended for an additional thirty days, at our option, all escrowed funds will be promptly returned to subscribers without interest or deduction.


                                                     Per Share                  Total Amount
                                                     ---------                  ------------
The Offering:     Minimum: 1,500,000 shares          $2.00                      $3,000,000
                  Maximum: 5,500,000 shares          $2.00                      $11,000,000
                  Less Selling Commissions
                           Minimum                   $0.20                      $300,000
                           Maximum                   $0.20                      $1,100,000
                  Proceeds to us
                           Minimum                   $1.80                      $2,700,000
                           Maximum                   $1.80                      $9,900,000

         Concurrently with this offering, we are registering for resale 15,000 shares to be offered by a selling security holder. We will not receive any of the proceeds from the sale of the shares by this person.

         THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES SPECIAL RISKS CONCERNING THE COMPANY AND ITS BUSINESS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                                 ________, 1999

                                TABLE OF CONTENTS

                                                                                Page
Prospectus Summary
Risk Factors
Forward Looking Statements
Use of Proceeds
Dilution
Management's Discussion and Analysis of Financial Condition and Results of
Operation
Business
Management
Certain Transactions
Market Information
Principal Shareholders
Selling Shareholder
Description of Securities
Dividend Policy
Plan of Distribution
Shares Eligible For Future Sale
Legal Matters Experts
Financial Statements

                               PROSPECTUS SUMMARY

OUR COMPANY

         We service and operate pay telephones for various owners, including ourselves. We also operate and manage scrip ATM machines which permit customers to use their debit cards to purchase merchandise or food at retail outlets and receive cash back.

         Our principal executive offices are located at 1110 West Kettleman Lane, Suite 48, Lodi, California 95240, and our telephone number at these offices is (209) 339-0484


THE OFFERING

Securities offered:                 Series A preferred stock. The shares have a
                                    face value of $2.00 per share and carry a
                                    cumulative dividend rate beginning at 11%
                                    and decreasing to 10%. They have no voting
                                    rights, except if we fail to pay a quarterly
                                    dividend.

Conversion Rate:                    They are convertible beginning at one share
                                    of common stock for each two shares of
                                    preferred stock, decreasing to one share of
                                    common stock for each four shares of
                                    preferred stock.

Redemption Provisions:              We can redeem the preferred shares beginning
                                    January 1, 2001, beginning at $2.20 per
                                    share and decreasing to $1.80 per share.

Total public price
         Maximum Offering           $11,000,000
         Minimum Offering           $3,000,000
Selling Commissions
         Maximum Offering           $1,100,000
         Minimum Offering           $300,000
Estimated offering expenses         $65,000
Net proceeds
         Maximum Offering           $9,835,000
         Minimum Offering           $2,635,000

         We intend to use the net offering proceeds to:

         -        Repay existing debt;

         -        Acquire more pay telephones; and

         -        Provide working capital.

         The following summary financial information has been derived from our financial statements which appear later in this prospectus and should be read in conjunction with those financial statements and related notes:


                                                  (Unaudited)
                                                  For the Nine
                                                  Months Ended            For the Years
                                                  September 30          Ended December 31,
                                                     1999               1998          1997
                                                     ----               ----          ----
Consolidated Statement of
Operations Data:

Total revenues                                $ 3,346,225           $ 1,156,149     $ 252,332
Gross profit                                      647,624               371,953       252,332
Net loss                                         (287,068)             (116,212)      (83,554)
Loss per share                                      (0.07)                (0.03)        (0.08)
Shares used in per
         share computations                     3,821,200             3,539,500     1,081,200

Consolidated Balance Sheet Data:

Cash                                          $   756,347           $    17,171
Current assets                                    952,794                22,254
Total assets                                    1,803,022               249,263
Working capital                                  (506,391)              (39,965)
Total stockholders' equity (deficit)              195,923               187,044


                                  RISK FACTORS

IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUES IN THE FUTURE, WE MAY NOT BE ABLE TO DECLARE THE DIVIDENDS REQUIRED BY THE TERMS OF THE PREFERRED STOCK. IF WE ARE UNABLE TO DO SO, THE PREFERRED SHAREHOLDERS MAY VOTE THEIR SHARES TO ELECT A MAJORITY OF THE DIRECTORS AND CHANGE CONTROL OF THE COMPANY.

         At September 30, 1999, we had a net loss of ($287,068) for the nine months then ended, and net losses of ($116,212) and ($83,554) for 1998 and 1997. However, our assets exceeded our liabilities by $313,790 at September 30, 1999, and by $195,923 at December 31, 1998. Generally, dividends may be paid from the excess of our assets less our liabilities. If we do not meet this requirement, we will not be able to pay the quarterly dividends required by the terms of this series of preferred stock. In such an event, the preferred shareholders will have the right to elect a majority of the directors, who may in turn appoint new officers. They may also vote to sell the assets, change the business, or issue shares of either common or preferred stock. There is no assurance that we will be profitable in the future or generate sufficient revenues to avoid default of the provisions of the series A preferred stock.

OUR COMPETITION WITH OTHER PAY TELEPHONE COMPANIES MAY REQUIRE US TO OFFER HIGHER COMMISSIONS TO SITE OWNERS, WHICH IN TURN COULD REDUCE OUR PROFITABILITY.

         The pay telephone business is highly competitive. We have no patents or exclusive rights to operate our business. The markets in which we operate are fragmented, but include certain large, well-capitalized providers of telecommunications services. Our principal competition in the pay telephone business comes from local exchange carriers operated by the regional Bell operating companies, GTE Corporation, a number of independent providers of pay telephone services, major operator service providers and interexchange carriers. In addition to offering pay telephone service, local exchange carriers are the exclusive line service providers in certain geographical regions. We also compete with many other non-local exchange carrier telecommunication companies, which offer services similar to those of ours. Increased competition from these sources could cause us to offer higher commissions to new location owners. Such higher commissions could have a material adverse effect on us by impeding our ability to grow and by increasing our operating expenses as a percentage of revenue. Wireless and cellular communications provide an alternative to payphones and may, therefore, be a factor in slowing the rate of growth of the payphone industry.

WE ARE DEPENDENT UPON CONTINUED SERVICE BY OUTSIDE PROVIDERS. THE INTERRUPTION OF THESE SERVICES COULD MATERIALLY AFFECT OUR ABILITY TO GENERATE BUSINESS.

         Our long-distance operations require that our switching equipment and the equipment of our long-distance service providers be operational 24 hours per day, 365 days per year. As is the case with other telecommunications companies, our long-distance operations may experience temporary service interruptions or equipment failures, which may result from causes beyond our control.

OUR PAY TELEPHONE CONTRACTS WITH OWNERS ARE SUBJECT TO TERMINATION WITHOUT CAUSE. THE LOSS OF THESE CONTRACTS, OR THE FAILURE TO PAY ON A TIMELY BASIS COULD MATERIALLY AFFECT OUR ABILITY TO CONTINUE OR EXPAND OUR BUSINESS.

         Each of the pay telephones we manage signs an agreement with us to manage their pay telephones. The owner may terminate this agreement should we fail to properly maintain the pay telephones in good working order as per the agreement. There is a risk that we could at some time in the future not perform satisfactory service and lose the management contract. There also is the possibility that we may be unable to collect its management fees in a timely manner, which could have an adverse financial impact on us. Currently, one of our vendors, Quantum Communications, is three months delinquent in payment of management fees to us.

OUR ABILITY TO EXPAND OUR PAY TELEPHONE BUSINESS IS DEPENDENT UPON FINDING NEW TELEPHONES OR ROUTES. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO IDENTIFY AND ACQUIRE BUSINESSES ON A BASIS WHICH WILL SATISFY OUR MINIMUM RATES OF RETURN AND OTHER CRITERIA FOR ACQUISITION.

         We intend to expand our business by contracting to install payphones or acquiring assets from payphone service providers in geographic areas where we are presently operating, as well as in new areas. There can be no assurance that the Company will be able to locate favorable new sites for internal growth, access developing technologies at satisfactory costs to provide those service enhancements demanded by consumers and customers in its existing and future businesses, or hire qualified new employees to meet the requirements of our expanding business. There can be no assurance that our business strategy will prove to be successful or that expansion of our business will not have a material adverse effect on the operations and financial condition of the Company. While we are negotiating with certain pay telephone route owners, we have not been able to finalize any such acquisitions

5,300,000, OR 80%, OF OUR TOTAL OUTSTANDING SHARES ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE NEAR FUTURE. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

         The preferred shares being offered are convertible into common shares. We have outstanding 6,636,000 common shares. This includes 15,000 restricted shares which are being registered for resale into the public market. The remaining 5,300,000, or 80%, of our total outstanding shares, as well as the shares being registered for resale, will become available for resale in the public market as shown in the chart below.

         As restrictions on resale end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

------------------------------------------------------------------------------------------------
NUMBER OF SHARES AND PERCENTAGE OF TOTAL        DATE OF AVAILABILITY FOR RESALE INTO THE
OUTSTANDING                                     PUBLIC MARKET
------------------------------------------------------------------------------------------------
15,000/0.2%                                     Immediately available, so long as the
                                                registration statement remains effective.
------------------------------------------------------------------------------------------------
5,300,000/80%                                   Between 90 and 365 days after the date of this
                                                prospectus due to the requirements of the
                                                federal securities laws.
------------------------------------------------------------------------------------------------

                           FORWARD LOOKING STATEMENTS

         This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the pay telephone or scrip ATM businesses, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified in the Risk Factors section of this prospectus, include the following:

         -        Obsolescence of our current technology;

         -        Uncertainty of the markets for our products or services;

         - Our ability to anticipate and respond to changes and new technology;

         - Our ability to make the investments necessary to acquire new technology or to introduce new services that would satisfy an expanded range of customer needs;

         -        Our access to long-distance providers at competitive rates;

         - Changes in existing laws and regulations or the adoption of new laws or regulations;

         In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

         The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offerings.

                                 USE OF PROCEEDS

         The following table sets forth the use of proceeds, alternatively under the minimum and maximum offering, and management's present estimate of the allocation and prioritization of net proceeds expected to be received from this offering. If funds in excess of the minimum amount, but less than the maximum, are received, the funds will be allocated pro rata among the items in the table, except for the repayment of debt which will be paid in full. Actual receipts and expenditures may vary from these estimates. Pending use of the funds, the Company will invest the net proceeds in investment-grade, short-term, interest bearing securities.


                                               Minimum               Maximum
                                               Offering              Offering
                                               --------              --------
Gross Proceeds                               $ 3,000,000           $ 11,000,000
       Selling commissions                      (300,000)            (1,100,000)
       Other offering expenses                   (65,000)               (65,000)
                                                 -------                -------
             NET OFFERING PROCEEDS           $ 2,635,000           $  9,835,000
                                             ===========           ============

Use of Net Proceeds
       Debt Repayment(1)                     $   800,000           $  1,200,000
       Accounts Payable                          300,000                400,000
       Pay Telephone Acquisitions              1,100,000              7,900,000
       Working Capital                           435,000                335,000
                                                 -------                -------
             TOTAL                           $ 2,635,000           $  9,835,000
                                             ===========           ============
------------

         (1) These funds were loaned to us by Intermountain Marketing Associates, LLC, a Utah limited partnership managed by Mr. Thomas Howell, the director of our ATM subsidiary, and one of our shareholders. The loans were evidenced by a series of nine-month notes, the first of which was issued on May 13, 1999, and bearing interest at 13.35% per annum due at the maturity date. The loans are non-recourse, but are secured by the revenues from the various telecommunications and income opportunities and certain equipment. Of the total amount of these loans, $1,062,500 were loaned to PayStar Communications, Inc. for working capital and $152,950 were loaned to U.S. Cash Exchange to acquire ATM equipment.

         We estimate that the net minimum proceeds from this offering will meet our cash needs for at least the next twelve months.

         From the minimum proceeds allocated for accounts payable, we intend to repay $20,000 to Mr. Yotty, an officer, director, and principal shareholder, for advances made by him.

         If we are able to acquire significant pay telephone routes with part of the funds from this offering, we may allocate more funds to working capital to support these acquisitions.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

RESULTS OF OPERATIONS

         We were basically dormant until October 1998. At that time we reorganized and acquired PayStar Communications, Inc. We realized a 1998 net loss of $116,212 on sales of $1,156,149. The net loss can be attributed to the company being in its developmental stage, therefore, incurring one time extraordinary start-up costs.

         On October 1, 1999, we acquired U.S. Cash Exchange, Inc. With the addition of U.S. Cash Exchange, Inc. we had a September 30, 1999 net loss of $287,068 on sales of $3,346,225. These numbers reflect the consolidation of PayStar Communications, Inc. and U.S. Cash Exchange, Inc. While the numbers reflect an upward trend in revenue, we are still experiencing extraordinary developmental costs.

         Our expansion plans of acquiring and owning additional payphones as well as expanding our ATM script business will provide for additional revenue and profits. We currently conduct the majority of our business within the state of California. The expansion plan for both payphones and ATMs include having a presence in states throughout the United States. We utilize an elaborate model when we review a future acquisition, thus insuring that additional business will add profit to our bottom line. The proceeds from this offering will be utilized to fund these profitable acquisitions.

YEAR 2000 ISSUE

         We do not believe that the Year 2000 Issue will have a significant impact on our business. The "Year 2000 Issue" involves the potential for system and processing failures of date-related data resulting from computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that contain time-sensitive software may recognize a date using two digits of "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar ordinary business activities.

         We believe that our internal software and hardware systems will function properly with respect to dates in the Year 2000 and thereafter.

         We have contacted our suppliers, manufacturers, and principal clients, or our utility and telecommunications companies and other companies which provide key services or equipment to our business. Each has indicated its readiness for the Year 2000. As a contingency plan, we believe that if for any reason a particular manufacturer proves not to be Year 2000 compliant, alternative manufacturers would be available. Of the utility and telecommunications companies, and others who provide key equipment or services to us, each has disclosed that it is presently Year 2000 compliant.

                               BUSINESS

HISTORY AND ORGANIZATION

         Our company, PayStar Communications Corporation, was originally incorporated under the name of "Soterco, Inc." on June 16, 1977. We changed our name to "Sun Source, Inc." on September 11, 1997, and again to "PayStar Communications Corporation" on November 10, 1998.

         From the date of incorporation until October of 1979, we did not engage in any business activities. In October of 1979 the Board of Directors was presented with an opportunity to develop a mineral property in Inyo County, California, on a joint venture basis with a mining company. In December 1979 we were informed that the test drills in the Inyo mine site had not proved out and that the mine, known as the Suitcase Mine, could not be commercially operated. The project was thereafter abandoned and we became inactive until 1997.

         In December of 1997 we acquired, in a stock for stock exchange, all of the issued and outstanding stock of a closely held Utah corporation known as Sun Source, Inc. The Utah Company became a wholly owned subsidiary and was engaged in the business of operating a tanning salon in Salt Lake City, Utah. The business was subsequently terminated and the subsidiary was sold. We again became dormant in approximately July 1998.

         On October 12, 1998, we entered into a reorganization agreement with PayStar Communications, Inc., a closely held Nevada corporation, and the shareholders of this entity. The closely held company was incorporated in the State of Nevada on June 10, 1998, for the purpose of managing coin and credit card operated pay telephones. The agreement provided that on the closing date the shareholders of the closely-held company would exchange all of their shares for 2,000,000 shares of our company, such that the closely-held company would become a wholly owned subsidiary and the shareholders of the subsidiary would own approximately 65% of the outstanding stock. The closing of the reorganization agreement was held on October 30, 1998.

         Our outstanding shares of common stock were forward split at the rate of six-for-one on August 22, 1997, and at the rate of two-for-one effective November 16, 1998. All references to outstanding shares in this prospectus reflect these forward stock splits, unless otherwise designated.

         In April 1999, we completed a limited offering of our stock pursuant to Rule 504 in which we issued 240,000 shares and received gross proceeds of $240,000.

         On September 30, 1999, we entered into a reorganization agreement with U.S. Cash Exchange, Inc., a closely held California corporation, and the shareholders of this entity. The closely held company was incorporated in the State of California on June 24, 1996, for the purpose of incorporating a sole proprietorship business engaged in the business of marketing and managing scrip-type ATM machines. The agreement provided that on the closing date the shareholders of the closely-held company would exchange all of their shares for 2,700,000 shares of our company, such that the closely-held company would become a wholly owned subsidiary and the shareholders of the subsidiary would own approximately 41% of the outstanding stock. The closing of the reorganization agreement was held on October 1, 1999.

         Our business is divided into two distinct segments: Pay telephone services and ATM scrip services. Our pay telephone business is managed through our wholly owned subsidiary, PayStar Communications, Inc., and our ATM scrip business is managed through our other wholly owned subsidiary, U.S. Cash Exchange, Inc.

OUR PAY TELEPHONE BUSINESS

         We operate and manage over 2,200 privately owned pay telephones located throughout California and in northwestern Nevada. Of these, we own forty-seven. The pay telephones are situated in a wide variety of retail, commercial, and business environments, including many Fortune 500 companies. The pay telephones generate revenue from both coin and non-coin calls. The typical location of the pay telephones includes liquor and convenience stores, gas stations, retail strip centers, restaurants, and fast food facilities.

         INDUSTRY BACKGROUND

         In 1984, a ruling by the U.S. District Court for the District of Columbia in the well-documented Bell System antitrust divestiture case, UNITED STATES V. AMERICAN TELEPHONE & TELEGRAPH COMPANY, created various business opportunities in the telecommunications industry. In 1985, the FCC and most of the state public service commissions followed this initiative by authorizing the connection of competitive or privately owned public pay telephones to the public switched network. Prior to that time, the Bell System and other monopoly local exchange carriers owned all public telephones in the United States.

         Prior to 1987, coin calls were the sole source of revenue for independent public pay telephone companies. Long distance calling card and collect calls from these pay telephones were handled exclusively by AT&T. All revenue, except the coins deposited in public pay telephones, went to AT&T rather than to the owner of the public pay telephone. Beginning in 1987, a competitive operator service system developed which allowed operator services providers to offer independent public pay telephone companies commissions for directing operator assisted or calling card calls to them.

         ACQUISITION OF PAY TELEPHONES

         As part of our business strategy we intend to seek and acquire suitable existing pay telephone routes. We have established certain criteria used in seeking and evaluating potential acquisition candidates. These criteria include:

         -        The volume of coin revenues;

         -        operator services revenues;

         -        dial around compensation;

         -        commissions paid to the site owners;

         -        years remaining with  the merchant agreements;

         -        the amount of the phone bills; and

         -        the brand of pay phones.

         Acquisitions may take several forms, including cash purchases, or a combination of cash and stock. In some instances we may purchase the company owning and operating the pay telephones, and in other cases we may purchase only the pay telephone equipment and site contracts. We are currently negotiating with several potential acquisition candidates, but we have not entered into any definitive agreements for purchase.

         We have entered into a letter of intent to purchase a pay telephone route in Oklahoma City, Oklahoma, consisting of 100 pay telephones. The purchase price will be approximately $335,000. We anticipate paying $100,000 and the balance of the purchase price in shares of our common stock.

         MANAGEMENT ARRANGEMENTS

         Of the pay telephones that we manage, 858 are owned by Quantum Network Services, Inc., a California corporation controlled by William D. Yotty, an officer, director, and principal shareholder of ours. We perform these services pursuant to a one-year, renewable management agreement with Quantum dated May 1, 1999. We receive a flat monthly fee for each pay telephone we manage for Quantum. In return, we are responsible for collection of the coins and other revenue from the telephones; disbursing from the gross revenues the costs of the telephones, such as site owner commissions, local and long distance costs, operator service providers and other carriers; providing for the repair of the telephones, including parts and labor; maintaining the telephones in a neat and clean condition; and, with the prior consent of Quantum, performing capital improvements to the telephones to alter, rebuild, or renovate the telephones. All funds collected by us, less all of the costs associated with the telephones and our monthly fees, are disbursed to Quantum. Quantum has the right to terminate the management agreement at any time upon 120 days' written notice to us. We have each agreed to indemnify the other for actions arising out of tortuous conduct or any breach of the agreement. Quantum is required to maintain fire and business interruption insurance, liability insurance for the operation of the telephones, and any workers' compensation insurance required by law. The agreement is freely assignable by either party.

         The other pay telephones managed by us are done so pursuant to contracts containing terms similar to the foregoing.

         COIN CALLS

         The pay telephones generate coin revenues from interstate and intrastate long distance calls and local calls. We estimate that most of the gross coin revenues are derived from local calls. Because busy and non-connect calls are part of the billing system, but generate no revenues, we cannot provide exact figures and therefore can only estimate such amount. In all of the territories in which we operate, we charges the same rates for local coin calls as the local exchange carriers charge.

They typically charge $0.35 for a local coin call in all of the territories in which the pay telephones are located. For the year ended December 31, 1998 the total coin revenues were approximately 90% of the total revenues generated by the telephones.

         NON-COIN CALLS

         We have entered into contractual agreements with operator service companies such as AT&T to provide non-coin call capabilities on all of our pay telephones. These calls include 800 number access, operator assisted calling, person-to-person calling, foreign language assistance, and collect calling. PayStar receives a commission off of each call made. For the year ended December 31, 1998, the pay telephones generated approximately 10% of the revenues from non-coin telephone calls.

         SITE SELECTION

         As part of our management arrangement, we are also involved in the selection of the sites for the pay telephones. The pay telephones are generally located where there is a demonstrated high demand for public pay telephone service based upon high foot traffic or a reason for a patron to use the pay telephone, such as at a truck stop, school, prison, fast food chain, drug store, or movie theater. Each location is evaluated for suitability based upon strict criteria that only allows profit-generating locations to be acquired. If available from the local exchange carrier, the performance history of each potential location is obtained by the site owner and is evaluated by us. If such performance history is not available, locations are generally selected based upon the experience of our employees in evaluating payphone locations. If a pay telephone fails to perform as anticipated within from three to six months, it is generally removed and placed in a new location.

         We generally focus our efforts to secure accounts with small local businesses, but we also negotiate with larger national accounts when possible. As discussed above, we also actively seek and purchase groups of pay telephones. We utilize outside independent locating contractors in securing new locations. As of December 1, 1999, we had two principal outside contracting companies. Outside locating contractors are compensated on a flat-fee, per-location basis

         The pay telephones are installed pursuant to agreements with the property owners. Each of the agreements has a specified term, generally for five to ten years. Each agreement provides for a revenue sharing arrangement with the particular property owner, which is generally a percentage of either the gross or net coin and non-coin revenue generated from the use of the pay telephones. The percentage of revenue paid to the property owner is generally fixed for the period of the agreement.

         We are obligated to service, clean, and maintain the pay telephone equipment installed pursuant to the site agreements. The site owners have no ownership interest in the pay telephone equipment. Generally the owner is obligated to maintain insurance on the pay telephone equipment to cover potential liability from persons or property arising from the operation of the equipment.

         SERVICE AND MAINTENANCE

         We maintain a staff of telephone technicians in each area in which the pay telephones are located. We impose a high standard of service and maintenance in order to assure the pay telephones are operating properly and generating revenue. The software system used with the pay telephones enables us via modem to diagnose the vital functions of the telephones and to count the coins in the pay telephones on a daily basis. Such software programs are obtained from the manufacturers of the pay telephones by means of a license granted to us. In addition, we own a software system that enables us to compute the commissions due to each property owner based upon the actual collections.

         The pay telephones are polled on a daily basis for potential operational problems and for coin counts. This routine allows us to respond quickly to any suspected troubles and to collect the coins on a scheduled basis. Generally, we are able to determine possible troubles before the telephone users report the problems to us. As a result of our computer system, the telephones are usually repaired within 24 hours. This system also enables us to reduce the number of visits required at each pay telephone to maintain its operation and to collect the coins.

         Based upon the results of the polling of each of the telephones each night, we can determine which of the telephones requires collection or service. Our service technicians are authorized to remove the coin boxes from the pay telephones. Upon removing the sealed coin box from the pay telephone, the technician is unaware of the number of coins in the coin box, while management, through use of the pay telephone software system, has an accurate count of the coins. Once the coin boxes are returned to the office, the office manager opens them and the coins are counted. The amount in each coin box is recorded and compared with the information provided by the software system. We reconcile variances at each telephone on a regular basis.

         Vandalism of the pay telephone equipment has had a negligible effect upon the operations or profitability of the pay telephones. We estimate that approximately .05% of the pay telephone equipment is vandalized on a weekly basis. Such vandalism usually consists of damage to the handsets. If vandalism at a particular location persists, we usually will relocate the pay telephones to a more secure location at the same site or remove the telephone to a new site.

         The loss of long distance revenues because of the unauthorized use of our long distance service by so-called "hackers" has been substantially eliminated. If a hacker in fact charges an unauthorized long distance telephone call to one of the our pay telephones, we can notify the long distance carrier and receive credit for such call. We estimate that our current arrangements with our long distance carrier prevents virtually 100%of such unauthorized calls from being placed; we also estimate that we are able to identify almost all of the remaining unauthorized long distance calls by hackers and receive credit back from the long distance carrier.

         COMPETITION

         The markets in which we operate are fragmented, but very competitive due principally to the number of providers of telecommunications services operating in the markets in which our pay telephones are located.

         Our principal competitor in each market is the local exchange carrier. We estimate that approximately 82% of all pay telephones in these markets are owned and operated by the local access carriers. In addition, we estimate that there are approximately one hundred independent providers in most populated state geographic market areas. We believe that the principal competitive factors in the public pay telephone industry are related to the ability to locate pay telephones in desirable locations. The competitive factors involved in obtaining such locations include the payment of signing bonuses or incentives to property owners, the rate of commission paid to the property owners, and the level of service provided to the them.

         We believe there are two principal factors that determine whether a company can successfully compete in this industry, namely the cost of locating a pay telephone and the service provided to the location owner. Because of the many years of experience of our management in this industry, we believe we can negotiate profitable contracts for the site locations. We also believe that the level of service that we provide to our location owners and our pay telephone customers equals or exceeds that provided by our competition. In part, our superior service is a result of the use of equipment that equals or exceeds that used by our competition, thus allowing us to respond quickly to any problems with the pay telephone.

         In particular, we believe we can compete directly with the local exchange carriers. We can generally offer site owners more revenue and better services than they currently receive from the local exchange carrier.

         To a limited degree we also compete with cellular telephone companies. However, in many cases, those who cannot afford the cost of obtaining cellular telephone service use pay telephones.

         EQUIPMENT

         Our pay telephone equipment and the pay telephones managed by us use the latest technology. Protel manufactured approximately 78% of these pay telephones currently operated by us, and Elcotel manufactured approximately 22%. Most of the pay telephones were purchased less than two years ago and are updated on a regular basis with new electronics from the manufacturers approximately every six months to a year. In addition to the pay telephones, we purchase the pay telephone booth equipment from a number of different vendors based upon the best price available.

         Our pay telephones use microprocessors that provide voice synthesized calling instructions and the capability to detect and count coins deposited during each call. These intelligent telephones also provide information to the caller at certain intervals regarding the time remaining on each call and the need for an additional deposit.

         REGULATION

         In January 1996, Congress passed the Telecom Act, a comprehensive telecommunications bill that, in part, dealt with several concerns of the independent pay telephone industry. Congress stated that its intent was to create a "pro-competitive, de-regulatory national policy framework designed to accelerate rapidly private sector deployment of advanced telecommunications and information technologies and services to all Americans by opening all telecommunications markets to competition". The Telecom Act, among other things, requires local telephone companies to eliminate subsidies of their pay telephone services and to treat their own and independent payphones in a nondiscriminatory manner.

         Of particular importance to our company, the Telecom Act addressed the inherently unfair disadvantage independent pay telephone companies have in competing with regulated monopolies, the compensation of independent pay telephone companies for calls made from their equipment that previously offered no compensation, and the issue of price regulation of local calls by the various state Public Utility Commissions.

         Under the Telecom Act, the Regional Bell Operating Company's (RBOCs) must operate their payphone divisions with separate profit and loss statements. The Company believes that this will likely result in the Company's RBOC competitors being less aggressive in bidding for locations. It may result in the RBOCs removing many low volume pay telephones that collectively compete with the Company's pay telephones.

         With regard to Dial-Around Compensation, pay telephones are now required by the FCC to provide equal Dial-Around access to all long-distance carriers, either by access code (such as "10-10-321") or by 800 service. Prior to November 1996, the Company received just $6.00 per payphone per month from long-distance carriers for providing this Dial-Around service. The Telecom Act recognized that it is a burden to payphone companies to provide such access and that the compensation paid to payphone companies for this access should be greater. Because the infrastructure to track and compensate for these calls did not exist at that time, the FCC's 1996 order raised the flat rate of compensation for Dial-Around service to about $45.00 per payphone per month, based upon $0.35 per call times the national average of 131 monthly Dial-Around calls placed per payphone. In October 1997, the method of compensating payphone companies was scheduled to switch to a per call charge of $0.35 to be tracked and paid by the long-distance carriers.

         The FCC's 1996 order implementing the increased Dial-Around compensation was appealed, with the intent of decreasing the amount of the matter to the FCC for reconsideration of the rate of Dial-Around compensation. The Court found that the per call charge of $0.35 was inappropriate because the FCC did not consider evidence of the differences in the cost of coin calls and Dial-Around calls. The long distance carriers then petitioned the Court to clarify the effect of the Court's

July decision and to a vacate the portion of the FCC's 1996 order setting the rate of Dial-Around compensation pending the FCC's re-examination of the Dial-Around rate. Further, in a letter to the FCC dated August 15, 1997, AT&T challenged the FCC's authority to order the long-distance carriers to make any payments during the pendency of the rate determination and stated its intention to make Dial-Around payments voluntarily based on its imputed rate of $0.12 per call, subject to retroactive adjustments, up or down, after the FCC's final order on remand. The Court agreed with the long-distance carriers. In a decision dated September 16, 1997, the Court vacated the portion of the FCC's 1996 order setting the rate of Dial-Around compensation pending a new FCC order on remand. Accordingly, the long-distance carriers were not required to make Dial-Around payments to payphone service providers until the FCC issued a new order setting the Dial-Around rate. On October 9, 1997, the FCC issued an order establishing the Dial-Around rate as of October 7, 1997 at $0.284 per call ($0.35 minus an off set of $0.066 for expenses unique to coin calls) for the two years beginning October 7, 1997. The FCC indicated that it planned to address Dial-Around compensation for the period from November 6, 1996, through October 6, 1997 in a subsequent order and tentatively concluded that the $0.284 per call rate adopted on a going forward basis should also govern compensation during the period from November 6, 1996 through October 6, 1997. This would be approximately $37 per payphone per month. Because the Company could not be certain what the rate of Dial-Around compensation would be for the period from November 7, 1996 through October 6, 1997, it has determined the amount of its revenue from Dial-Around compensation for the six months ended June 30, 1997 and going forward through October 6, 1997 based upon the previous rate of $6.00 per payphone per month, and established an $85,000 liability for revenue accrued in excess of the previous rate during the period from November 6, 1996 through December 31, 1996. Beginning October 7, 1997, the Company began recognizing revenue from Dial-Around compensation based upon the Dial-Around rate of $0.284 per call multiplied by an estimated number of dial-around calls per phone. On May 15, 1998 the Court again remanded the dial-around rate back to the FCC for further justification of the $0.35 starting point.
On February 4, 1999 the FCC issued an order reducing the dial around rate to $0.24 retroactive to October 7, 1997 and going forward until at Least January 31, 2002. The FCC indicated that it planned to address Dial-Around compensation for the period from November 7, 1996 through October 6, 1997 in a subsequent order and tentatively concluded that the $0.24 per call rate adopted on a going forward basis should also govern compensation during the period from November 7, 1996 through October 6, 1997. However, there can be no assurance that Dial-Around compensation will not be based on a rate that is less than $6.00 per payphone per month for the period from November 7, 1996 through October 6, 1997 or that is less than $0.24 per call for the period beginning October 7, 1997. The setting of a rate of Dial-Around compensation that is to be paid to the Company that is less than the Company's estimate of such rate could have an adverse effect on the results of operations and financial condition of the Company, which could be material.

         The FCC also adopted rules pursuant to the Telecom Act which on October 7, 1997, repealed all rules regulating the cost of a local call placed at a payphone and allowed the market to set the rate for local coin calls, unless the state can demonstrate to the satisfaction of the FCC that there are market failures within the state that would not allow market-based rates.

OUR ATM SCRIP BUSINESS

         GENERAL

         U.S. Cash Exchange, Inc. was originally founded in 1984 by Jeff McKay as a sole proprietorship in Modesto, California. Approximately eight years ago he launched the scrip machine business. We are currently an independent owner and operator of automatic scrip machines which provides individuals the mechanism to use their bank debit card to obtain on-the-spot scrip to purchase items and to obtain cash for use in various retail stores using funds from their bank savings or checking accounts for a fee. At December 1, 1999, we owned and operated approximately 1,143 scrip machines located throughout the United States. Generally, the scrip machines are located in convenience and liquor stores, fast food and other restaurants, gas stations, video and entertainment facilities, and other high traffic merchant locations. The scrip machines are provided to the merchants at no cost, and the merchants receive a percentage of the fee paid by the customer to use the machine. We receive the balance of the processing fee.

         The company owns about 50% of our machines with the balance rented back after being sold out of inventory. These machines we rent were originally purchased by us and were then re-sold to a broker who located investors interested in financing the machines. The broker sells these machines to the investor who in turn rents the machines back to us. Our company pays the monthly rental fee out of the profits generated each month by the machines, and keeps the balance left over.

         INDUSTRY OVERVIEW

         In recent years the number and use of cash dispensing and debit machines have increased dramatically. The Star System, Inc. debit network reported April 5, 1999, that ATM/debit card use continues to escalate as evidenced by the results of their consumer survey. The survey of more than 4,000 households in nine Western states revealed that consumers used their ATM/debit cards, on average, 16.3 times per month in 1998 compared to 15.4 times per month in 1997. More importantly for our industry, while ATM use increased just slightly, growth was more rapid in the use of scrip at the point of sale which jumped from an average of 6.6 times per month in 1997 to 7.4 times per month in 1998, a one year increase of 11%. The Star consumer survey conducted in 1994 revealed consumers were using ATM cards an average of 8.0 times per month. In just four years, usage doubled.

         This industry can be separated into three broad categories:

         -        Those companies marketing point of sale products;

         - Those marketing ATM cash dispensing machines, including banks and independent agents; and

         -        Those marketing scrip machines.

         Companies marketing point of sale products are characterized as providing the merchant with a debit PINpad that allows customers to use their ATM debit cards at the checkout register. Most merchants purchasing this system buy a PINpad to use in conjunction with their credit card equipment. This PINpad integrates with their equipment to provide debit card processing.

         Generally, ATM cash dispensing machines are either sold to the merchant or placed on the premises for free if the merchant meets certain qualifications designed to assure the owner of the machine that a minimum amount of transactions would occur at the location.

          Currently those companies, like ours, that market scrip machines to merchants, represent the smallest segment of the industry. Management estimates that there are approximately 5,000 of this type of machine installed throughout the United States, including those owned by us.

         A number of large franchise companies are testing the use of debit or cash dispensing machines in their franchise locations. We believe that the trend toward the increased use of debit or cash dispensing machines will be a positive factor in the growth of our business.

         AGREEMENTS WITH BUSINESS OPERATORS

         We provide our services and place our scrip machines at locations pursuant to agreements with the owners of business premises. Such agreements typically have initial terms of five years, with automatic renewal clauses for two additional years, unless terminated by the client prior to the end of the initial term. These agreements also provide that if there are fewer than a minimum number of approved transactions per month, the business owner will pay a certain amount for each transaction less than the minium number. There can be no assurance that any of the agreements will be renewed after their initial terms. These owners typically receive a fee based on a percentage of scrip dispensed transactions.

         SERVICES OFFERED

         Our scrip machine can be described as a hybrid ATM machine and works essentially like a cash-dispensing machine. At the machine, the customer swipes his or her debit card through the machine, enters a PIN number that acts as a security code for the customer, and selects the dollar amount of scrip desired. The merchant can preset the amounts of the scrip at various levels, for example, $5, $10, $20, and $40, depending upon the type of business. Upon authorization of the transaction by either the bank who issued the debt card or a designated agent, the scrip machine dispenses a paper receipt, which the customer takes to the check out stand to receive merchandise and any cash in excess of the purchase. The customer is guided through the process by instructions and messages that appear on the LCD display on the machine. This process allows the customer to make a purchase without using cash and to receive cash back from the transaction. In most instances, the customer is required to purchase an item at the location to redeem the scrip. Total elapsed time to obtain the scrip from our machine is usually under one-half minute per customer. Generally, the scrip machine is located somewhere other than at the checkout counter to avoid delaying the checkout process for other customers waiting in line.

         Our scrip machines will accept all debit cards. There is a preset limit on the amount of scrip available in each transaction. The bank, the merchant, or both can set this limit. Each transaction charges the customer a terminal fee. This fee is split between the processing company, the merchant, and us. All transactions are posted through Lynk Systems, Inc. which in turn posts the transaction to the merchant's bank within two business days. Lynk Systems, Inc. monthly distributes the terminal fee to the merchants and us.

         We believe this type of machine offers a number of advantages to the merchant and the customer. For the merchant it has the potential to increase foot traffic into his store because of the convenience for the customer in using a debit machine rather than carrying cash. It also has the potential to increase the amount spent by each customer who may want to purchase more items than he has cash to do so. It also decreases losses from bad checks and is faster to process than checks at the checkout counter. For the customer it is faster and easier than writing a check, it is safer than carrying cash, it requires no identification to use the scrip machine or at checkout, there is more security using the scrip machine inside the store rather than an outside ATM machine, and the surcharge is usually less than the cost of using an ATM machine.

         We also offer a 24-hour telephone support system to provide assistance to customers and to report problems of any machine at any location. Our office staff handles customer and service calls during normal business hours. During non-business hours calls are taken by our voice mail system which directs the caller to an 800-number for after hours assistance. This 800 service is available 24 hours every day from our current debit processor. We are highly dependent upon the proper functioning of our telecommunications and equipment. While we strive to provide reasonable backup provisions, there can be no assurance that certain events caused by outside parties, such as telephone companies, debit card processors and banks, which are beyond our reasonable control, could not disrupt our business.

         SERVICE AND MAINTENANCE

         Our in-house service representative's handle most service calls from the merchant. They will attempt to walk the merchant through corrective actions to attempt to fix the problem. If this does not occur, a service representative will be dispatched to the location if it is close to our company office. If it is outside of this geographic location, we will sometimes call an outside contractor to visit the location and fix the problem. These are contractors with whom we may have a preexisting business relationship, but with whom we do not have any existing contract. In other instances, we will simply ship a new scrip machine to the merchant and have him return the broken one.

         Our scrip machines permit us to check the activity of the machine, but do not allow us to diagnose any malfunctions. If a machine with a history of transactions posts no transactions for a particular period, we will contact the merchant to check the operation of the machine. We monitor our machines each day to ensure they are operating as efficiently as possible, thereby maximizing revenues.

         DEBIT CARD PROCESSING

         Our company has contracted with Lynk Systems, Inc. of Atlanta, Georgia, to process our debit transactions through the various debit networks. The basic debit transaction works similarly to a cash dispensing machine: a customer in our merchant's place of business walks up to the terminal, swipes the debit card through the unit, enters the PIN number and then enters the dollar amount. The terminal dials up to the appropriate ATM network, ensures the transaction is valid, and then sends back an approval (or a denial) code to the terminal. Then, instead of receiving cash out of the machine, the machine prints up a coupon or receipt which the customer then takes to the front counter and receives their cash back, less any purchase they have made.

         The merchant receives his money back from the ATM networks in one to two days. We receive our surcharge fee that was placed on the transaction from Lynk at the end of the month. This surcharge fee was debited from the cardholder's account at the same time the transaction occurred. The merchant also receives any commissions from the surcharge at the end of the month.

         MARKETING

         The key to the success of our business is the marketing of our debit machines to retail merchants. We will continue to focus on several target groups. These include the fast food and restaurant groups, liquor and convenience stores, gas stations, video and entertainment facilities, bars and entertainment facilities, grocery stores, and other similar high traffic merchant locations. Our prospective merchant clients generally share the need for additional non-cash forms of payment for merchandise. Typically, they will have a high volume of cash transactions and a relatively high foot traffic count. The decision-maker typically works at the business location. Many of these merchants cannot afford to purchase a cash dispensing machine or do not have sufficient foot traffic to qualify for placement of a cash dispensing machine owned by someone else.

         We currently market our machines using in-house sales people and independent sales representatives. We employ three in-house sales people who act as managers of our independent sales people. At December 1, 1999, we had 45 active independent sales representatives located throughout the United States. We offer our sales representatives a flat commission per installation and a percentage of the surcharge per debit transaction at that location so long as they meet minimum volume criteria for locating new merchants to use our scrip machines. We also offer our sales representatives cash bonuses if they submit a minimum number of new locations in a particular month.

         We recruit and train our independent sales representatives. This is done primarily in one of two ways. The first involves our company placing ads in the classified help-wanted sections in the city we have targeted, seeking qualified sales representatives. We arrange to have them come to a training seminar we hold in their city and train them on how to market our product to the particular business population we have identified and desire.

         The second form of recruitment and training is by developing strategic alliances with established sales groups who already have sales people out on the street. We typically train the group's regional sales managers who subsequently go out and train their sales representatives.

         We have found that face-to-face selling is critical for successful deployment of our scrip machines. We furnish our sales people with a list of criteria for selecting potential merchant customers.

         We plan to increase the number of independent selling agents to 141 over the next twelve months. To manage this increase we intend to hire two additional regional managers within the next twelve months. Each manager will be responsible for the recruitment and training of new sales representatives within a specific geographic area.

         During the next twelve months we intend to retain a graphic house to produce color brochures to replace the existing black and white brochures we currently offer. We also propose to develop a sales training video to aid the independent sales representatives. Also, we expect to attend at least five trade shows over the next twelve months. We also intend to conduct further market research and to develop and conduct market surveys to improve our products and service. In addition, we plan to increase our direct advertising efforts by developing brochures for delivery door-to-door to businesses, through creation of joint promotions with other businesses, by creating and placing signs on the premises of current customers, an by inserting advertisements in invoices or statements sent by various businesses. Finally, we intend to increase our general advertising in industry publications, industry directories, national business newspapers, and market specific magazines.

         We also intend to promote our business through the development of a web site on the Internet. On the site we intend to offer program information, basic data about our business, suggestions on how to use our product more effectively, advice on how to contact us, and pictures of our product. We have retained an outside web site development firm to work with staff to create the web site. We hope to have it completed by the second quarter of 2000.

         In addition to seeking individual locations to place our scrip machines, we also contact and negotiate with large franchise companies. If we are successful in our negotiations, we will contact our independent sales representatives who will call on individual franchisees who would typically not permit placement of our scrip machines until the corporate headquarters had approved use of the machines in the businesses.

         We intend to offer value-added Benefits to our customers in the near future. These additional services and benefits will include a pre-paid debit card, a gift certificate program, a frequent user program, and pre-paid calling cards.

         EQUIPMENT

         We do not manufacture our scrip machines. We purchase the machines from a single manufacturer. We download our own software program into the machine for use by the merchants. We then bolt the machine to a stand which the merchant can affix to a counter or utilize our freestanding model. We do not have a written contract with our supplier to guaranty a constant supply of the machines. However, we believe there are a number of alternate suppliers from whom we could purchase similar machines at approximately the same price and terms. If we were to lose our existing supplier, we believe that before we exhausted our inventory of machines, we could engage a new supplier.

         Our existing machines come with a one-year manufacturer's warranty, which is not voided by the assembly process we employ. We do not maintain any product liability insurance and do not believe that such insurance is necessary in our business.

         COMPETITION

         In general, we compete with numerous ATM companies, including most banks, and many point of sale debit machine companies. Most of these companies are significantly larger and better financed than are we. We believe the greatest risk from these segments of the industry is from banks or other large companies already involved in the industry adding scrip machines to their inventory of products and offering these to the same merchants targeted by us.

         In the geographic areas where we currently offer our products, we compete with several companies offering cash dispensing or point of sale debit machines. These competitors include World Cash Providers, POS Systems Management, Inc., and Universal ATM.

         We believe we can compete successfully with our direct competition based upon our experience in this segment of the industry, what we believe is a superior product, and the quality of service we provide our merchants and customers. Also, we believe there is only one other company that places the scrip machines in business locations at no cost to the merchant. We feel that being ability to place the machine at no cost to the merchant is a significant advantage in negotiating for location contracts.

         GOVERNMENT REGULATION

         There are currently five states that do not permit surcharging on debit transactions. We do not attempt to place our machines in these states.

OUR EMPLOYEES

         In our pay telephone business we employed approximately twenty-six people on a full-time basis at December 1, 1999. Of these employees, seven are administrative, ten are clerical, and nine are in operations. With funds from this offering we intend to hire between seven and fifteen new employees to be used primarily in customer services and operations. None of our employees is subject to a collective bargaining agreement. We offer our employees coverage in our company health plan, and vacation and sick leave.

         In our scrip business we employed nine people on a full-time basis at December 1, 1999. Of these employees, two are administrative, two are clerical, three are in operations, and two are in sales. None of our employees is subject to a collective bargaining agreement. We offer our employees coverage in our company health plan, and vacation and sick leave.

OUR FACILITIES

         Our pay telephone business is headquartered at 1110 West Kettleman Lane, Suite 48, Lodi, California 95240. We lease approximately 7,000 square feet of office space at this location. Our lease expires in March 2000, with an option for three more one-year leases. Annual lease payments for the space are $93,660. We maintain property and casualty insurance, renter's insurance, and liability insurance on the space

         Our scrip business is headquartered at 3001 Coffee Road, Suite 2, Modesto, California 95355. We lease approximately 3,000 square feet of office space at this location. Our lease expires May 31, 2001. Annual lease payments for the space are $30,600. We also lease approximately 4,000 square feet of production space at 1307 N. Seventh Street, Suite B, Modesto, California 95354. Our lease on this space expires April 30, 2000. Our annual lease payments are $13,200.

REPORTS TO OUR SECURITY HOLDERS

         Our fiscal year ends on December 31st. We do not presently intend to furnish our shareholders annual reports. However, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http\\www.sec.gov.

                                   MANAGEMENT

GENERAL

         The following table sets forth our current directors and executive officers, their ages, and all offices and positions. Directors are elected for a term of one year and until his successor is elected and qualified. Annual meetings are to be scheduled by the Board of Directors. Officers are elected by the Board of Directors and hold office until their successors are chosen and qualified.


         Name                       Age     Position                           Director Since
         ----                       ---     --------                           --------------
         William D. Yotty           53      Director & CEO                     1998
         Jeff McKay                 38      President                          --
         Jim Chambas                45      Director & Secretary               1998
         Harry Martin               59      Treasurer & CFO                    --
         Clifford Goehring          70      Director                           1998

         Set forth below is similar information for our two wholly owned subsidiaries

         PAYSTAR COMMUNICATIONS, INC.

         Name                       Age     Position                           Director Since
         ----                       ---     --------                           --------------
         William D. Yotty           53      Director & CEO                     1998
         Jeff McKay                 38      President                          --
         Jim Chambas                45      Director & Secretary               1998
         Harry Martin               59      Treasurer & CFO                    --
         Clifford Goehring          70      Director                           1998

         U.S. CASH EXCHANGE, INC.

         Name                       Age     Position                           Director Since
         ----                       ---     --------                           --------------
         William D. Yotty           53      Director                           1999
         Jeff McKay                 38      Director, President & CEO          1996
         Thomas Howell              38      Director & Secretary               1999

         Set forth below is certain information concerning the business experience of our executive officers and directors:

         WILLIAM D. YOTTY has been the president of Quantum Telequip, Inc., a communications sales enterprise, since 1989. Since 1985 he has been self-employed as a communications consultant. From 1997 to 1998 he was the president of 21st Century Communications, a pay telephone company. Mr. Yotty is also a director of NetVoice Communications Corporation.

         JEFF MCKAY was the owner of Pacific Communications, a pay telephone and ATM company. From 1996 to the present he has been the president of U.S. Cash Exchange, our wholly owned subsidiary, and from October 1, 1999 to the present, he has been the president of PayStar Communications, Inc. and PayStar Communications Corporation.

         JIM CHAMBAS has been employed by Central Valley Communications since 1989. He has also been the president and CEO of Nationwide Hospitality, which provides operator services, since 1997. He has been the president of CVC Management Services, Inc., a pay telephone management company, since 1998. He has also been a director of NetVoice Technologies Corporation since 1998. He has also been the chairman and CEO of Worldwide Networks, Inc. since 1999.

         HARRY MARTIN has been the chief financial officer of our parent company and the pay telephone subsidiary since October 1999. From 1993 until 1995 he was a vice president and the chief financial officer for Quality Transport, and from 1995 until October 1999 he was a partner in Sierra Financial, a financial services company.

         CLIFFORD GOEHRING has been the president of First Call Communications since 1997. From 1990 to 1997 he was the vice-president of Quantum Network.

         The Board of Directors has no nominating, auditing or compensation committee. There are no arrangements or understandings between any of the officers or directors and any other person(s) pursuant to which such officer or director was selected as an officer or director. There are no family relationships between any of our officers or directors.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the aggregate executive compensation awarded to, earned by, or paid to the named executive officers for all services rendered in all capacities to our company or any of its subsidiaries for the years ended December 31, 1999, 1998, and 1997. All such compensation was paid by our subsidiary, U.S. Cash Exchange, Inc., prior to our acquisition of the subsidiary in October 1999.

                                                 ANNUAL COMPENSATION

                                                                          Other Annual
Name and Principal Positions    Year        Salary         Bonus          Compensation
----------------------------    ----        ------         -----          ------------
William D. Yotty, CEO           1999        -0-            $203,416       -0-
                                1998        -0-            -0-            -0-
                                1997        -0-            -0-            -0-

Jeff McKay, President           1999        $17,107        $203,416       -0-
                                1998        -0-            -0-            -0-
                                1997        -0-            -0-            -0-

         Mr. Yotty received 7,500 shares from our pay telephone subsidiary prior to the reorganization with our company in which he exchanged these shares for 1,500,000 shares. He also received 1,000 shares from our ATM subsidiary prior to the reorganization with our company in which he exchanged these shares for 1,075,000 shares. Since the acquisition of our ATM subsidiary, Mr. Yotty has not been paid, and will not receive, any compensation by our subsidiary, U.S. Cash Exchange, Inc., or the parent or its pay telephone subsidiary.

         We have entered into a three year employment contract with Mr. McKay for his full-time employment which commenced on October 1, 1999. The agreement will be renewed automatically for one year terms unless written notice of termination is given 90 days before the end of the initial or any renewal term. Mr. McKay receives a base salary of $300,000, plus a bonus of between 1% and 4% of the net income of the combined companies, as determined by the Board of Directors. He receives a monthly car allowance of $800 and is entitled to participate in any pension, profit-sharing, stock option, deferred compensation, savings, hospitalization, medical, disability, and life insurance programs offered by us. His agreement also contains confidentiality and non-competition provisions which require him to maintain the confidentiality of non-public information about the company and which prohibit him from competing with us in the area of the ATM scrip business for a period of one year from the termination of the agreement.

         We employed Mr. Martin as chief financial officer commencing October 15, 1999, at a monthly salary of $5,000. We also issued 25,000 shares to Mr. Martin as a signing bonus for accepting the position of chief financial officer and granted options to him under our stock option plan to purchase up to 25,000 shares at any time before October 15, 2002 at $1.00 per share. These options vest 25% per quarter during the first year of his employment. We have also agreed to pay his health insurance premiums.

COMPENSATION OF DIRECTORS

         Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by the Board of Directors. The Board of Directors has not adopted any policy in regard to the payment of fees or other compensation to directors, and no fees or compensation have been paid to, or accrued by, any of the present directors.

STOCK OPTION PLAN

         On November 3, 1998, we adopted a 1998 Employee Stock Option Plan (the "Plan"), pursuant to which we are authorized to grant options each year to purchase up to 2.5% of the total shares outstanding at the end of the prior fiscal year to our key employees, officers, directors, and consultants. Awards under the Plan will consist of both non-qualified options and options intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended.

         The Plan is administered by the Board of Directors which will determine the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the Plan.

         In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding stock). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee (or 10% shareholder) during any calendar year may not exceed $100,000. Non-qualified stock options granted under the Plan may be granted at a price determined by the

Board of Directors, not to be less than the fair market value of the common stock on the date of grant.

         The Plan also contains certain change in control provisions which could cause options and other awards to become immediately exercisable. Payment of the exercise price may be in cash, certified check, our common stock, or cancellation of indebtedness.

         As of December 21, 1999, we had granted 165,000 options under the Plan.

                              CERTAIN TRANSACTIONS

         William D. Yotty, a director, officer, and principal shareholder, is also the controlling shareholder of Quantum Network Services, Inc. which owns 858 of the pay telephones managed by us. This agreement was not entered into by means of arms length negotiations.

         Mr. Yotty, Mr. McKay, and Mr. Howell were the sole shareholders of U.S. Cash Exchange, Inc. prior to the reorganization transaction with us. In that transaction Mr. Yotty and Mr. McKay each received 1,075,000 shares, and Mr. Howell, through his company, MIH Associates, Inc., received 550,000 shares.

         Mr. Yotty, a director, officer, and principal shareholder, Mr. Chambas, an officer and director, and Mr. Goehring, a director, were the sole shareholders of PayStar Communications, Inc. prior to the reorganization with us. In that transaction Mr. Yotty received 1,500,000 shares, Mr. Chambas received 400,000 shares, and Mr. Goehring received 100,000 shares.

         Intermountain Marketing Associates, LLC, a limited partnership managed by Mr. Howell, an officer and director of U.S. Cash Exchange, Inc., has loaned $1,062,500 to PayStar Communications, Inc. during the year ending December 31, 1999. He has also loaned $152,950 to U.S. Cash Exchange during this year. We have issued a series of nine-month promissory notes to such entity.

         Mr. Yotty advanced $20,000 to PayStar Communications, Inc. during this year for working capital. These advances are not evidenced by a promissory note and do not bear interest.

                               MARKET INFORMATION

         Our shares have been quoted on the OTC Electronic Bulletin Board since approximately May 10, 1999, with the trading symbol of "PYST." Based upon the limited volume of trading, we do not believe that there exists an established market for our stock. The table below sets forth for the periods indicated the high and low bid quotations as reported by various private services on the Internet. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.


                         Quarter      High           Low
                         -------      ----           ---
FISCAL YEAR ENDING
DECEMBER 31, 1999        Second       $ 3.00         $0.125
                         Third        $ 2.625        $0.375

         At December 21, 1999, we had granted 165,000 options to purchase shares. There are no other outstanding warrants or rights to purchase our shares. None of the shares is being, nor have any shares proposed to be, publicly offered by us. However, we have granted registration rights to the selling shareholder to register up 15,000 of the outstanding restricted shares.

         As of December 28, 1999, there were approximately 50 holders of record of our shares as reported to us by our transfer agent.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information concerning the shares common stock ownership as of December 28, 1999, of each person who is known to us to be the beneficial owner of more than five percent of our common stock; by each of our executive officers and directors; and by executive officers and directors as a group. Such information was furnished to us by such persons or was obtained from information provided by the transfer agent.


Name and Address              Amount and Nature of
of Beneficial Owner           Beneficial Ownership           Percent of Class
-------------------           --------------------           ----------------
William D. Yotty                    2,575,000                      38.8%
1110 West Kettleman Ln
Suite 48
Lodi, CA  95240

Jeff McKay                          1,075,000                      16.2%
1110 West Kettleman Ln
Suite 48
Lodi, CA  95240

Harry Martin                           31,250(1)                   *
1110 West Kettleman Ln
Suite 48
Lodi, CA  95240

James Chambas                         400,000                      6.03%
1110 West Kettleman Ln
Suite 48


                                      -33-

Lodi, CA  95240

Clifford Goehring                     100,000                      1.51%
1110 West Kettleman Ln
Suite 48
Lodi, CA  95240

Executive officers and
directors as a group (5 persons)    4,156,250                     62.57%

----------------
         *Less than 1%.

         (1) This amount includes 6,250 options granted to Mr. Martin which are presently exercisable.

                              SELLING SHAREHOLDERS

         Up to 15,000 shares issued previously by us may be offered for resale by Ronald N. Vance, P.C. We will not receive any of the proceeds from the sale of these securities. Mr. Vance is acting as counsel for us in this offering and the shares previously issued to him are for services rendered in connection with this offering. Mr. Vance will not beneficially own any of our securities if these shares are sold.

         The sale of the shares by the selling security holder may be effected from time to time in transactions (which may include block transactions by or for the account of the selling security holders) in the over-the-counter market or in negotiated transactions or otherwise. Sales may be made at fixed prices which may be changed, at market prices, if any, prevailing at the time of sale, or at negotiated prices.

         The selling security holder may effect these transactions by selling his shares directly to purchasers, through broker-dealers acting as agents for him or to broker-dealers who may purchase the securities as principals and thereafter sell the securities from time to time in the over-the-counter market, if any, in negotiated transactions or otherwise. These broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling security holder or the purchasers for whom the broker dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the selling security holder's shares may not simultaneously engage in market making activities with respect to any of our securities for a period of at least two (and possibly nine) business days prior to the start of any distribution.

         The selling security holder and broker-dealers, if any, acting in connection with these sales might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                            DESCRIPTION OF SECURITIES

PREFERRED STOCK

         We are authorized to issue 10,000,000 shares of preferred stock, par value $.001 per share. As of the date of this prospectus, no preferred shares were outstanding. The board of directors has the authority to divide the preferred stock into series, to establish and fix the distinguishing designation of each series and the number of shares thereof and, within the limitations of applicable law of the State of Nevada, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance thereof. The board of directors has designated 5,500,000 of these preferred shares as Series "A" Convertible $2.00 Preferred Stock. This series has the following rights and preferences:

         FACE VALUE

         The face value of this series, or the value at which they can be sold, is $2.00.

         DIVIDENDS

         We have agreed to pay dividends at the following rates:

         -        11% through December 31, 2002;
         -        10.5% from January 1, 2003 to December 31, 2003; and
         -        10% from January 1, 2004.

         CONVERSION RIGHTS

         A holder of this series of preferred shares may convert the preferred shares into shares of our common stock as follows:

         - Through December 31, 2002, at the rate of one share of common stock for each two shares of preferred stock surrendered for conversion;

         - From January 1, 2003, through December 31, 2003, at the rate of one share of common stock for each three shares of preferred stock surrendered for conversion; and

         - Thereafter at the rate of one share of common stock for each four shares of preferred stock surrendered for conversion.

         Under certain circumstances, we may also force conversion of the preferred shares into common stock based upon the trading value of our common stock. We may require conversion at the following times and under the following conditions:

         - Through December 31, 2002, at the rate of one share of common stock for each two shares of preferred stock, so long as the closing price of our common stock is at least $6.00 per share for twenty trading days within any period of thirty consecutive trading days ending within ten calendar days;

         - From January 1, 2003, through December 31, 2003, at the rate of one share of common stock for each three shares of preferred stock, so long as the closing price of our common stock is at least $8.00 per share for twenty trading days within any period of thirty consecutive trading days ending within ten calendar days; and

         - Thereafter at the rate of one share of common stock for each four shares of preferred stock, so long as the closing price of our common stock is at least $10.00 per share for twenty trading days within any period of thirty consecutive trading days ending within ten calendar days preceding the written notice.

         DEFAULT AND VOTING RIGHTS

         The holders of the preferred shares have no voting rights, unless we fail to pay any quarterly dividends. So long as such default persists, the preferred stock holders will be able to vote as a separate class and to elect a majority of the directors.

         REDEMPTION

         We have the option to redeem the preferred shares at the following times and subject to the following conditions:

         - From January 1, 2001, through December 31, 2002, at the rate of $2.20 per share of preferred stock;

         - From January 1, 2003, through December 31, 2003, at the rate of $2.00 per share of preferred stock; and

         -        Thereafter at the rate of $1.80 per share of preferred stock.

         LIQUIDATION PREFERENCE

         In the event of any liquidation, dissolution, or winding up of our affairs, whether voluntary or involuntary, the holders of the preferred stock are entitled, before any distribution or payment is made to the holders of the common shares or any other series of preferred shares, to be paid an amount equal to $2.20 per share of preferred stock, plus all unpaid cumulative dividends accrued to the date of liquidation.

COMMON STOCK

         We are authorized to issue 100,000,000 shares of common stock, par value $.001 per share. As of December 28, 1999, we had outstanding 6,636,200 shares. All common shares are equal to each other with respect to voting, and dividend rights, and are equal to each other with respect to liquidations rights. Special meetings of the shareholders may be called by the Chairman, the Board of Directors, the President, the chief executive officer, or upon the request of holders of at least one-tenth of the outstanding voting shares. Holders of common shares are entitled to one vote at any meeting of the shareholders for each common share they own as of the record date fixed by the Board of Directors. At any meeting of shareholders, a majority of the outstanding common shares entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the common shares represented at a meeting will govern, even if this is substantially less than a majority of the common shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any share. Reference is made to our Articles of Incorporation and Bylaws, as well as to the applicable statutes of the State of Nevada, for a more complete description of the rights and liabilities of holders of shares. The shares do not have cumulative voting rights, which means that the holders of more than fifty percent of the common shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

REGISTRATION RIGHTS OF OUTSTANDING SHARES

         In December 1999 we issued 15,000 shares to Ronald N. Vance, P.C., our counsel, as partial consideration for preparation of this registration statement. We agreed to include these shares in this registration statement.

TRANSFER AGENT

         The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. We intend to appoint Interwest as the transfer agent for our preferred stock, as well.

                                DIVIDEND POLICY

         We have not declared or paid any cash dividends as yet on the common stock. The Board of Directors intends to declare and pay dividends to the holders of the preferred shares from funds legally available for such payments. We have no plans to pay any dividends to the holders of our common stock.

                              PLAN OF DISTRIBUTION

         This offering is being conducted by us, through our officers and directors, on a 1,500,000 share minimum and 5,500,000 share maximum basis at an offering price of $2.00 per preferred share. The stock may also be offered and sold through participating brokers/dealers who are members of the NASD. We will pay a maximum commission of 10% of the offering price for shares sold by these broker/dealers. The minimum subscription is 1,000 shares. We will not pay a commission to our officers or directors for sales made by them. We and participating broker/dealers may further agree to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933. No one, including us or any broker/dealer, has made any commitment to purchase any or all of the shares offered hereby. Rather, the officers and directors will use their best efforts to find purchasers for the shares until sixty days following the date of this prospectus, subject to an extension in our sole discretion for an additional period not to exceed thirty days.

         All proceeds from subscriptions with respect to the first 1,500,000 preferred shares will be deposited promptly with Community Bank of San Joaquin, as escrow agent for this offering pursuant to the terms of a funds escrow agreement. All of the proceeds of this offering will be deposited in the escrow account no later than noon of the business day next following receipt. In the event that 1,500,000 preferred shares are not sold, on or before sixty days from the date of this prospectus, subject to an additional period not to exceed thirty days, all funds will be refunded promptly to subscribers in full without deduction therefrom or interest thereon. If the minimum proceeds are received before expiration of the offering period, we will hold an initial closing for disbursement of funds. Subsequent closings may be held upon receipt of additional subscriptions. During the offering period or any extension thereof, no subscriber will be entitled to a refund of any subscription. We reserve the right to accept or reject any subscription, in whole or in part.

         We anticipate making sales of the shares to residents of the states of California, Michigan and Nevada, as well as other persons resident in other states who have expressed an interest in our company, or persons we believe may be interested in purchasing our shares. We may sell shares to such persons only if they reside in a state in which we are permitted to sell the shares. We are not obligated to sell any shares to any such persons.

PRICING THE PREFERRED STOCK

         The offering price of our shares of preferred stock was determined arbitrarily by us. In arriving at that price, our board of directors took into account such factors as the current market price of our common shares, our lack of significant history and operations, our assets, plan of operation, and anticipated costs of our continued development and operation. However, the offering price of the shares should not be understood as an indication of the value of the shares offered or an assurance that you will be able to resell these shares for an amount equal to or more than the offering price. The offering price of the shares bears no necessary relationship to the market price, our assets, book value, lack of earnings, net worth or other recognized criterion of value.

         In as much as we have not retained an underwriter or broker/dealer to assist in this offering, the offering price has not been arrived at through a process of arms-length negotiation. Accordingly, new investors bear a disproportionate risk to that of existing shareholders attendant to the fact that the offering price was arrived at arbitrarily, rather than by arms-length bargaining.

DELIVERY OF PREFERRED STOCK CERTIFICATES

         We intend to timely issue certificates for the shares after completion of the offering and to forthwith mail such certificates directly to investors at their addresses as set forth in their subscription agreements.

                         SHARES ELIGIBLE FOR FUTURE SALE

         We have 6,636,200 outstanding common shares. Of those, the 15,000 shares being offered in this offering, will, subject to any applicable state law restrictions on secondary trading, be freely tradeable without restriction under the Securities Act, except that any shares purchased by "affiliates" (as that term is defined in Rule 144 under the Securities Act) will be subject to the resale limitations of Rule 144.

         Of the remaining 6,621,200 shares 5,315,000 are "restricted" within the meaning of Rule 144 under the Securities Act, and are not being registered for resale. Of this number, 2,000,000 shares may be eligible for immediate sale in the public market without restriction under Rule 144(k). The balance of 3,315,000 will be eligible for resale under Rule 144 between ninety and 365 days after the date of this prospectus.

         In general, under Rule 144, as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of our then outstanding shares, or (ii) the average weekly trading volume of our stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission. Sales pursuant to Rule 144 are also subject to certain requirements relating to manner of sale, notice and availability of current public information about us. A person who is not deemed to have been an affiliate at any time during the 90 days immediately preceding the sale and whose restricted shares have been fully-paid for two years since the later of the date they were acquired from us, or the date they were acquired from one of our affiliates, may sell these restricted shares under Rule 144(k) without regard to the limitations and requirements described above. Restricted shares may not be resold under Rule 144 until ninety days from the date of this prospectus, regardless of when the one year holding period expires.

         We cannot predict the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. We are unable to estimate the number of shares that may be sold in the public market under Rule 144, because the amount will depend on the trading volume in, and market price for, our stock and other factors. Nevertheless, sales of substantial amounts of shares in the public market, or the perception that sales of these shares could occur, could adversely affect the market price of our common stock.

                                  LEGAL MATTERS

         The legality of the securities offered hereby will be passed upon for us by Ronald N. Vance, P.C., Attorney at Law, Salt Lake City, Utah. Mr. Vance is the beneficial owner of 15,000 shares which were received as partial consideration for representing us in the preparation of the registration statement of which this prospectus is a part.

                                     EXPERTS

         Our financial statements for the year ended December 31, 1998, included in this prospectus have been examined by Schvaneveldt & Company, Certified Public Accountant. The financial statements examined by the Certified Public Accountant have been included in reliance upon their audit report.

         The financial statements of U.S. Cash Exchange, Inc. for the year ended June 30, 1999, included in this prospectus have been examined by Andersen Andersen & Strong, Certified Public Accountants. The financial statements examined by the Certified Public Accountants have been included in reliance upon their audit report.

                              FINANCIAL STATEMENTS

         We have attached to this prospectus copies of our audited financial statements as of December 31, 1998, consisting of a consolidated balance sheet at December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998 and 1997. We have also included unaudited financial statements for September 30, 1999, consisting of a balance sheet as of September 30, 1999, and the related statements of operations, stockholders' equity, and cash flows for the nine months ended September 30, 1999.

Board of Directors
Paystar Communications Corporation and Subsidiaries
Lodi, California

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have compiled the accompanying consolidated balance sheet of Paystar Communications Corporation and Subsidiaries at September 30, 1999 and the related statement of income for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


December 28 1999
Salt Lake City, Utah

Board of Directors
U. S. Cash Exchange, Inc.
Lodi, California

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of U. S. Cash Exchange, Inc, at June 30, 1999, and the statement of operations, stockholders' equity, and cash flows for the two years ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U. S. Cash Exchange, Inc. at June 30, 1999 and the results of operations, and cash flows for the two years ended June 30, 1999, in conformity with generally accepted accounting principles.


Salt Lake City, Utah
December 28, 1999

               PAYSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
===============================================================================

                                                                  (UNAUDITED)
                                                                     SEPT 30,             DEC 31,
                                                                         1999                1998
                                                                         ----                ----
ASSETS

CURRENT ASSETS
   Cash                                                           $   756,347         $    17,171
   Accounts receivable - Note 2                                       102,147               5,083
   Inventory - Note 2                                                  94,300
                                                                      -------              ------
      Total Current Assets                                            952,794              22,254
                                                                      -------              ------

PROPERTY AND EQUIPMENT - net of accumulated depreciation              244,687              22,800
OTHER ASSETS                                                          -------              ------
   Securities - available for sale - Note 3                           100,000             100,000
   Accounts receivable - related parties                              129,923                   -
   Advance deposits                                                    18,725               1,300
   Provision for income taxes - benefit - Note 2                      250,792             102,909
   Deferred interest on notes payable - Note 5                        106,101                   -
                                                                      -------             -------

                                                                  $ 1,803,022         $   249,263
LIABILITIES AND STOCKHOLDERS' EQUITY                                =========             =======

CURRENT LIABILITIES
   Contracts payable - current portion - Note 4                   $   306,695         $         -
   Notes payable - Note 5                                             889,101                   -
   Accounts payable                                                   263,389              62,219
                                                                    ---------              ------
      Total Current Liabilities                                     1,459,185              62,219
                                                                    ---------              ------
OTHER LIABILITIES
   Contracts payable - long term  - Note 4                            127,627                   -
   Accounts payable - related parties                                  20,287                   -
STOCKHOLDERS' EQUITY                                                  -------              ------
   Common stock
      100,000,000 shares authorized, at $0.001 par value;
      6,521,200 shares issued and outstanding on September 30;
      3,581,200 shares on December 31                                   6,521               3,581
   Capital in excess of par value                                     527,479             260,919
   Deficit accumulated during the development stage                  (338,077)            (77,456)
                                                                      -------             -------
      Total Stockholders' Equity                                      195,923             187,044
                                                                      -------             -------

                                                                  $ 1,803,022         $   249,263
                                                                    =========             =======

                       See accountants compilation report
   The accompanying notes are an integral part of these financial statements

               PAYSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                 AND THE YEARS ENDED DECEMBER 31, 1998 AND 1997
===============================================================================

                                        (UNAUDITED)
                                          SEPT 30,               DEC 31,              DEC 31,
                                            1999                  1998                  1997
                                          --------               -------              -------
REVENUES                                $ 3,346,225           $ 1,156,149           $   252,332

COST OF SALES AND SERVICES                2,698,601               784,196
                                         ----------              --------               -------

   Gross Profit                             647,624               371,953               252,332
                                           --------              --------               -------
EXPENSES

   Administrative                           816,617               509,577               279,321
   Sales                                    179,393                35,123                99,608
   Depreciation                              37,970                 3,331                     -
   Interest                                  48,595                     -                     -
                                          ---------               -------               -------
                                          1,082,575               548,031               378,929
                                          ---------              --------               -------

NET LOSS - before income taxes             (434,951)             (176,078)             (126,597)

PROVISION FOR INCOME TAXES -
   BENEFIT                                  147,883                59,866                43,043
                                           --------              --------               -------

NET LOSS                                 $ (287,068)          $  (116,212)          $   (83,554)
                                           ========              ========               =======

NET LOSS PER COMMON SHARE

   Basic                                $     (0.07)          $     (0.03)          $     (0.08)
                                             ------                ------                ------

AVERAGE OUTSTANDING SHARES

   Basic                                  3,821,200             3,539,500             1,081,200
                                         ----------            ----------            ----------

                       See accountants compilation report
   The accompanying notes are an integral part of these financial statements.

               PAYSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE PERIOD JANUARY 1, 1997 TO SEPTEMBER 30, 1999
===============================================================================

                                                           COMMON STOCK         CAPITAL IN
                                                    ------------------------    EXCESS OF      ACCUMULATED
                                                      SHARES       AMOUNT       PAR VALUE        DEFICIT
                                                      ------       ------       ---------        -------
BALANCE JANUARY 1, 1997                             1,081,200    $   1,081      $  21,644      $      -

Contributions to capital by officers -
    expenses -                                              -        5,640              -

Net operating loss for the year ended
    December 31, 1997                                       -            -              -       (83,554)
                                                    ---------        -----         ------      --------

BALANCE DECEMBER 31, 1997                           1,081,200        1,081         27,284       (83,554)

Issuance of common stock for all stock
    of PayStar Communications Inc. -                2,000,000        2,000        (15,865)      122,310
    October 12, 1998 - Note 6

Issuance of common stock for services
    at $0.50 - December 1998                          300,000          300        149,700             -

Issuance of common stock for 50,000 shares
    Mezzanine Capital at $0.50 -
    December 1998                                     200,000          200         99,800             -

Net operating loss for the year ended
    December 31,1998                                        -            -              -      (116,212)
                                                    ---------        -----        -------       -------

BALANCE DECEMBER  31, 1998                          3,581,200        3,581        260,919       (77,456)

Issuance of common stock for cash
 at $ 1.00 - April 1999                               240,000          240        239,760             -

Issuance of common stock for all stock of
    U.S. Cash Exchange Inc. -
    October 1, 1999 - Note 7                        2,700,000        2,700         46,800        26,447

Net operating loss for the nine months
   ended September 30, 1999                                 -            -              -      (287,068)
                                                    ---------        -----        -------       -------

BALANCE SEPTEMBER 30, 1999                          6,521,200    $   6,521      $ 547,479     $(338,077)
                                                    =========        =====        =======       =======

                       See accountants compilation report
    The accompanying notes are an integral part of these financial statements

                PAYSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                 AND THE YEARS ENDED DECEMBER 31, 1998 AND 1997
===============================================================================

                                                             SEPT 30,          DEC 31,         DEC 31,
                                                               1999             1998             1997
                                                             --------          -------         -------
CASH FLOWS FROM
   OPERATING ACTIVITIES

   Net loss                                               $  (287,068)      $  (116,212)      $  (83,554)

   Adjustments to reconcile net loss to
       net cash provided by operating activities
          Depreciation                                         37,970             3,331                -
          Changes in inventory                                (94,300)                -                -
          Changes in accounts receivable                     (226,987)           (5,083)               -
          Changes in accounts payable                         474,824            69,101          120,957
          Provision for income tax - benefit                 (147,883)          (59,866)         (43,043)
          Issuance of common capital stock
             for expenses                                           -           150,000            5,640
                                                              -------           -------          -------
   Net Increase (Decrease) in Cash
       From Operations                                       (243,444)           41,271                -
                                                              -------           -------          -------
CASH FLOWS FROM INVESTING
   ACTIVITIES

       Deposits                                               (17,425)           (1,300)               -
       Purchase of office equipment                          (285,988)          (22,800)               -
                                                             --------           -------          -------
CASH FLOWS FROM FINANCING
   ACTIVITIES

       Proceeds from loans                                  1,046,033                 -                -
       Proceeds from issuance of common stock                 240,000                 -                -
                                                            ---------           -------          -------

   Net Increase in Cash                                       739,176            17,171                -

   Cash at Beginning of Period                                 17,171                 -                -
                                                             --------           -------          -------

   Cash at End of Period                                  $   756,347       $    17,171       $        -
                                                             ========           =======          =======

NON CASH OPERATING AND INVESTING ACTIVITIES

   Contributions to capital                                                                   $    5,640
                                                                                                   -----
   Issuance of 300,000 shares common capital stock for services                                  150,000
                                                                                                 -------
   Issuance of 200,000 shares common capital stock for investment                                100,000
                                                                                                 -------

                       See accountants compilation report
   The accompanying notes are an integral part of these financial statements.

                PAYSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
===============================================================================


1.       ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on June 16, 1977 with authorized common stock of 100,000 shares with a par value of $.25 and on September 11, 1997 the authorized common stock was increased from 100,000 shares to 100,000,000 shares with a par value of $0.001 in connection with a name change to" Sun Source, Inc". from "Soterco, Inc." On October 12, 1998 the name was changed to PayStar Communications Corporation as part of the acquisition of PayStar Communications Inc. Note 6

On October 1, 1999 the Company acquired all of outstanding stock of U.S. Cash Exchange, Inc.

On August 22, 1997 The Company completed a forward stock split of one share of its outstanding stock for six shares and on November 30, 1998 a forward stock split of one share of outstanding stock for two shares. This report has been prepared showing after stock split shares from inception.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHODS

The Company recognizes income and expenses based on the accrual method of accounting.

DIVIDEND POLICY

The Company has not yet adopted a policy regarding payment of dividends.

RECOGNITION OF INCOME

         PayStar Communications Inc. - subsidiary

PayStar is in the business of maintaining and collecting cash from 2200 pay telephones for their owners. The income is recognized after the cash is collected and deposited. The amounts collected are then paid to the owners after deducting a service fee.

         U. S. Cash Exchange - subsidiary

US Cash has developed and marketed an ATM scrip machine, as a substitute for an ATM cash-dispensing machine, which has been installed in various commercial locations. The scrip machine functions in a similar manner as the ATM cash machine except that after approval the user receives

                PAYSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
===============================================================================

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

RECOGNITION OF INCOME - continued
a scrip showing the amount the user has requested, as preset by the machine, and that amount plus a transaction fee is charged against the users bank account. The scrip can then be used to purchase merchandise in the store.

The transactions are processed through a clearing house and the service charge is then paid to the participating entities. US Cash usually receives about 57% of the services charges each month and is reported as income as received.

US Cash purchases the script machines and accessories and, after a contractual agreement has been completed with a merchant, installs them in the commercial locations. The completed location is then sold to an investor who then leases the location back to US Cash. The sale by US Cash is recorded when the purchase price is received from the investor.

The sale and leaseback is considered to be an operating lease by US Cash with no excess profits being recognized.

PROVISION FOR DOUBTFUL ACCOUNTS RECEIVABLE

A provisions for doubtful accounts receivable is provided at the time it is determined there is doubt as to the collection of accounts receivable. On September 30, 1999 all accounts receivable are considered to collectable within four months.

INVENTORY

Inventory consists of script machines installed in commercial locations ready for sale. The costs of the installations in commercial locations are averaged over all installations for the year and used to cost the ending inventory.

PROPERTY AND EQUIPMENT

The equipment consists of machines used in processing coins, accessories, and office equipment. Depreciation is provided using the straight line method over five years

                                                     Sept 1999         Dec 1998
                                                     ---------         --------
         Cost                                         285,988           26,131
         Accumulated Depreciation                      41,301            3,331
                                                     ---------         --------
         Net                                          244,687           22,800
                                                     ---------         --------

                PAYSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
===============================================================================

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

INCOME TAXES

On September 30, 1999, the Company had a net operating loss carry forward of $737,626. The tax benefit from the loss carry forward is $250,792 and is computed with an average tax rate of 34% as shown in the statement of operations.

The loss carryforward will expire starting in the year 2118 through 2020.

EARNINGS (LOSS) PER SHARE

Earnings (loss) per share amounts are computed based on the weighted average number of shares actually outstanding in accordance with FASB No. 128.

PRINCIPALS OF CONSOLIDATION

The consolidated financial statements shown in this report excludes the historical operating information of the parent before October 12, 1998 and includes the historical financial statements of the subsidiaries. The parent and its subsidiary PayStar Communications Inc have a fiscal year of December 31 and the subsidiary U. S. Cash Exchange, Inc. has a fiscal year of June 30. For purposes of these consolidated financial statements the audited financial statements of U.S. Cash Exchange Inc. at June 30, 1999 have been restated to December 31 and the unaudited financial statements for the three months ended September 30, 1999 have been added. All intercompany transactions have been eliminated

FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments, including the assets and liabilities shown in the balance sheet, are carried at their cost, and are considered by management to be their estimated fair values.

CASH AND CASH EQUIVALENTS

The company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentration of credit risk consists primarily of cash and account receivables. Cash balances are maintained in accounts that are not federally insured for amounts over $100,000 but are other wise in financial

                PAYSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
===============================================================================

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

CONCENTRATION OF CREDIT RISK - continued institutions of high credit quality. Accounts receivable are unsecured and are derived from revenues earned however management considers all accounts receivable as currently collectable.

ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.       SECURITIES - AVAILABLE FOR SALE

The company owns 50,000 shares of Mezzanine Capital and is shown at cost which is considered to be its current fair market value.

4.       CONTRACTS PAYABLE

Contracts payable consist of amounts due for script cash machines installed in commercial locations, coin counting machines and office equipment. The installment payments due, with interest, are shown under current and long term liabilities.

5.       NOTES PAYABLE

The Company has outstanding loans, to related parties, of $ 889,101 due within nine months with various due dates plus 13.5% interest. The loans can be renewed for an additional nine months with the payment of current interest due.

A premium was added to the cash received which will be payable at maturity and is shown in the financial statements as an asset under deferred interest on notes payable. The deferred amount is being amortized to expense over eighteen months.

6.       ACQUISITION OF ALL OUTSTANDING STOCK OF PAYSTAR COMMUNICATIONS, INC.

On October 12, 1998 the Company (parent) completed the acquisition of all of the outstanding stock of PayStar Communications Inc. (subsidiary), a California corporation, by a stock for stock exchange in which the stockholders of PayStar Communications Inc, received 65% of the outstanding stock of the company. Following the acquisition the name of the parent "Sun

                PAYSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
===============================================================================

6. ACQUISITION OF ALL OUTSTANDING STOCK OF PAYSTAR COMMUNICATIONS, INC. - continued

Source Inc.", was changed to "PayStar Communications Corporation". For reporting purposes, the acquisition was treated as an acquisition of the Company by PayStar Communications Inc. (reverse acquisition) and a recapitalization of PayStar Communications Inc. The historical financial statements prior to October 12, 1998 are those of PayStar Communications Inc. except for the acquisition outlined in note 7. There was no good will recognized from the acquisition.

7.       ACQUISITION OF ALL OUTSTANDING STOCK OF U.S. CASH EXCHANGE, INC.

On October 1, 1999 the Company ( the parent) completed the acquisition of all the outstanding stock of U.S. Cash Exchange, Inc.(the subsidiary) through a stock for stock exchange in which the stockholders of U.S. Cash received 2,700,000 common shares of the parent, representing 41% of the parent, in exchange for all of their shares in U.S. Cash. Prior to the exchange a common stockholder and officer owned 39% of the outstanding stock of the parent and 40% of U. S. Cash Exchange, Inc.

The acquisition has been reported, like a poolings of interest, and not a purchase, in which the historical financial statements of each company are combined.

U.S. Cash Exchange Inc. was organized in the state of California on June 24, 1996 for the purpose of conducting the business outlined in note 2.

8.       EMPLOYEE STOCK OPTION PLAN

On November 3, 1998 the Company adopted an employee Stock Option Plan which provides a plan for employees to purchase up to 2.5% of the total shares outstanding at the end of the prior fiscal year to key employees, officers, directors and consultants. No options had been granted at the balance sheet date.

9.       CONTINUING LIABILITIES

The Company has office and warehouse leases with the following terms; Office - 3000 square feet - annual lease $30,600 - lease expires May 31, 2001 Warehouse - 4000 square feet - annual lease $13,200 - lease expires April 30, 2000

10.      RELATED PARTY TRANSACTIONS

Related parties have acquired 67% of the common stock issued by the Company. Various related party transactions are shown in the balance sheet under accounts receivable and accounts payable.

                PAYSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
===============================================================================

11.      GOING CONCERN

The Company will need additional working capital to be successful in its activity and to service its current debt for the coming year and therefore continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective and is presently engaged in seeking various sources of additional working capital including additional loans from officers, equity funding through a private placement, long term financing, and increased revenues from sales which will enable the Company to operate for the coming year.

The accompanying financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company fail in any of above objectives.

12.      SUBSEQUENT EVENTS

After the balance sheet date the Company granted 165,000 options under the Employee Stock Option Plan and issued 115,000 common shares for services.

An employment agreement was completed with an officer which provides for a base salary of $300,000 per year.

                              [OUTSIDE BACK COVER]

                                TABLE OF CONTENTS

                                                                              Page
Prospectus Summary
Risk Factors
Forward Looking Statements
Use of Proceeds
Dilution
Management's Discussion and Analysis of Financial Condition and Results of
Operation
Business
Management
Certain Transactions
Market Information
Principal Shareholders
Selling Shareholders
Description of Securities
Dividend Policy
Plan of Distribution
Shares Eligible For Future Sale
Legal Matters
Experts
Financial Statements

         Until _____, 2000, (ninety days after the date of this prospectus) all dealers that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.   Indemnification of Directors and Officers

         Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons' conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

         Article VI of the bylaws of the Company provides that the corporation shall indemnify its directors, officers, agents and other persons to the full extent permitted by the laws of the State of Nevada.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 2.   Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the offering described in the registration statement:

         Registration Fee                      $ 3,069
         Blue Sky Fees                          10,000
         Accounting Fees and Expenses            7,000
         Legal Fees and Expenses                20,000
         Printing and Engraving                 10,000
         Transfer Agent Fees                     2,500
         Miscellaneous                          12,431
                                                ------

             Total Expenses                    $65,000
                                               =======

Item 3.   Undertakings

(a)      The Company hereby undertakes that it will:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For the purpose of determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial BONA FIDE offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The Company will:

         (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Company under Rule 424(b) (1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For any liability under the 1933 Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

Item 4.   Unregistered Securities Issued or Sold Within Three Years

         In October 1998 the Company issued 2,000,000 shares of Common Stock of the Company to the shareholders of PayStar Communications, Inc. The shares were issued in a reverse acquisition transaction between the Company and PayStar, in which such shareholders exchanged all of their shares for the shares of the Company. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving any public offering. Each of the shareholders of PayStar delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificates evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance.

         In December 1998 the Company issued 150,000 shares each to Baldwin Investments Limited and Starling Securities Limited, foreign entities, for professional consulting fees in connection with the reorganization between the Company and the pay telephone subsidiary. These shares were issued pursuant to Regulation S promulgated by the Securities and Exchange Commission. No underwriting discounts or commissions were paid in connection with such issuance.

         Also in December 1998 the Company issued 200,000 shares to Mezzanine Capital Ltd. for 50,000 shares of such entity. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving any public offering. Such entity delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificates evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance.

         In April 1999 the Company issued 240,000 shares of Common Stock of the Company for an aggregate of $240,000 to various persons without registration in a limited public offering pursuant to Rule 504 promulgated by the Securities and Exchange Commission under the Securities Act of 1933 and Section 3(b) thereunder. No underwriting discounts or commissions were paid in connection with such issuances.

         In October 1999 the Company issued 2,700,000 shares of Common Stock of the Company to the shareholders of U.S. Cash Exchange, Inc. The shares were issued in a reverse acquisition transaction between the Company and U.S. Cash, in which such shareholders exchanged all of their shares for the shares of the Company. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving any public offering. Each of the shareholders of PayStar delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificates evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance.

         In December 1999 the Company issued 15,000 shares to Ronald N. Vance, P.C. in connection with legal services provided by him. Such shares were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. Mr. Vance delivered appropriate investment representations to the Company with respect to such issuances and consented to the imposition of restrictive legends upon the certificates evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance.

         Also in December 1999 the Company issued 50,000 shares to Jerry Genschorck and 25,000 shares to Harry T. Martin, employees of the Company, in connection with their employment agreements. Such shares were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Rule 701 promulgated by the Securities and Exchange Commission. No underwriting discounts or commissions were paid in connection with such issuances.

         Also in December 1999 the Company issued 25,000 shares to Richard Kelly, a former employee of the Company, in connection with his original employment agreement. Such shares were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Rule 701 promulgated by the Securities and Exchange Commission. No underwriting discounts or commissions were paid in connection with such issuance.

         From May through December 1999, U.S. Cash Exchange, Inc. and PayStar Communications, Inc. issued a series of nine-month promissory notes to Intermountain Marketing Associates, LLC, a limited liability company managed by Thomas Howell, a director of U.S. Cash Exchange, Inc. and one of the shareholders of the Company. Such shares were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. Each of the notes bears a restrictive legend pursuant to Rule 144. No underwriting discounts or commissions were paid in connection with such issuance.

Item 5.   Exhibits

   The exhibits set forth in the following index of exhibits are filed as a part of this registration statement.


   Exhibit No.    Description of Exhibit                                         Location
   -----------    ----------------------                                         --------
   1.1            Funds Escrow Agreement (To be filed with next amendment)           --
   1.2            Form of Subscription Agreement
   2.1            Reorganization Agreement with PayStar Communications, Inc., as amended
   2.2            Reorganization Agreement with U.S. Cash Exchange, Inc.
   3.1            Articles of Incorporation, as amended
   3.2            By-Laws of the Company currently in effect
   4.1            Form of certificate evidencing shares of Common Stock
   4.2            Form of Certificate evidencing Preferred Stock
   5.1            Opinion re Legality
   10.1           1998 Employee Stock Option Plan


   10.2           Form of Stock Grant with Schedule of Grantees
   10.3           Employment Agreement with Jeff McKay (To be filed with next amendment)               --
   10.4           Pay Telephone Services Agreement with Quantum Network
                  Services, Inc.
   10.5           Form of Promissory Note to Intermountain Marketing Associates,
                  LLC, together with schedule of notes
   21.1           List of Subsidiaries
   23.1           Consent of Schvaneveldt & Company
   23.2           Consent of Andersen Andersen & Strong
   23.3           Consent of Ronald N. Vance (contained in Exhibit 5.1 above.)                         --

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Lodi, State of California, on the 28th day of December 1999.

                                         PayStar Communications Corporation

                                         By: /s/ Jeff McKay, President

   In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Date: December 28, 1999                /s/ William D. Yotty, Director and CEO

Date: December 28, 1999                /s/ Harry Martin, Chief Financial
                                            Officer and Principal Accounting
                                            Officer

Date: December 28, 1999                /s/ James Chambas, Director

Date: December 28, 1999                /s/ Clifford Goehring, Director